EXHIBIT 99.3

Treximet® Product Line of GlaxoSmithKline PLC

Index

Page
Independent Auditor’s Report	2

Financial Statements

Statement of Revenues and Certain Direct Expenses
Twelve Months Ended December 31, 2013, 2012 and 2011	3

Statement of Revenues and Certain Direct Expenses
Six Months Ended June 30, 2014 and 2013	4

Notes to Financial Statements	5

Independent Auditor’s Report

To the Board of Directors and Management of GlaxoSmithKline plc:

We have audited the accompanying statements of revenues and certain direct expenses of the Treximet® product line of GlaxoSmithKline plc for each of the three years in the period ended December 31, 2013.

Management's Responsibility for the Statements of Revenues and Certain Direct Expenses

Management is responsible for the preparation and fair presentation of the statements of revenues and certain direct expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statements of revenues and certain direct expenses that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the statements of revenue and direct expenses based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and certain direct expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements of revenues and certain direct expenses.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the statements of revenues and certain direct expenses, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the statements of revenues and certain direct expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.   Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements of revenues and certain direct expenses.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying statements of revenues and certain direct expenses referred to above present fairly, in all material respects, the revenues and certain direct expenses of the Treximet® product line of GlaxoSmithKline plc for each of the three years in the period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statements of revenues and certain direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Pernix Therapeutic Holdings, Inc. as described in Note 1 and are not intended to be a complete presentation of the results of operations of the Treximet® product line of GlaxoSmithKline plc. Our opinion is modified with respect to this matter.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 19, 2014

TREXIMET® PRODUCT LINE OF GLAXOSMITHKLINE PLC

STATEMENT OF REVENUES AND CERTAIN DIRECT EXPENSES

(in thousands)

	Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2011

Net Sales	$78,835	$78,152	$91,919
Cost of Goods Sold	16,191	20,611	19,721
Gross Profit	$62,644	$57,541	$72,198
Direct Selling, General & Adminstrative Expenses	64	14,132	40,329
Direct Research & Development Expenses	4,631	4,443	5,007
Amortization Expense	6,354	5,545	5,545
Direct Expenses	11,049	24,120	50,881
Direct Product Contribution	$51,595	$33,421	$21,317

The accompanying notes are an integral part of the financial statements.

TREXIMET® PRODUCT LINE OF GLAXOSMITHKLINE PLC

STATEMENT OF REVENUES AND CERTAIN DIRECT EXPENSES

(in thousands)

	Six Months Ended
	June 30, 2014 (unaudited)	June 30, 2013 (unaudited)

Net Sales	$30,346	$39,440
Cost of Goods Sold	6,268	8,104
Gross Profit	24,078	31,336
Direct Selling, General & Adminstrative Expenses	66	32
Direct Research & Development Expenses	1,204	781
Amortization Expense	2,648	3,177
Direct Expenses	3,918	3,990
Direct Product Contribution	$20,160	$27,346

The accompanying notes are an integral part of the financial statements.

TREXIMET® PRODUCT LINE OF GLAXOSMITHKLINE PLC

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business and Basis of Presentation

On May 13, 2014 an asset purchase and sale agreement was entered into by Glaxo Group Limited, GlaxoSmithKline Intellectual Property Management Limited, GlaxoSmithKline Intellectual Property Holdings Limited, GlaxoSmithKline L.L.C. (“GSK”) and Pernix Therapeutics Holdings, Inc. (“Pernix”).   In this agreement the pharmaceutical product marketed under the Treximet® trademark was sold by GSK to Worrigan Limited, a wholly-owned subsidiary of Pernix Therapeutics Holdings, Inc. (collectively, “Pernix” ) including the regulatory registrations, the related contracts, and the product intellectual property associated therewith.

On May 13, 2014 a supply agreement was entered into by GSK and Pernix. Upon the effective date, August 20, 2014, and subject to the letter agreement dated August 14, 2014, GSK will manufacture Treximet® for sale to Pernix for a period of three years unless terminated earlier due to GSK’s failure to supply resulting from a force majeure event, Pernix’s failure to pay the holdback amount, or a material contract breach, insolvency, or bankruptcy by either party as defined in the supply agreement.

Treximet® is a medication indicated for the acute treatment of migraine pain and inflammation manufactured by GSK under a license from Pozen Pharmaceutical Development Company (“Pozen”).  The product is a combination of 85 mg of sumatriptan and 500 mg of naproxen sodium.  In June 2003, Pozen licensed the United States (“U.S.”) only rights to Treximet® to GSK, which was responsible for all commercialization activities in the United States.  The product was approved by the Federal Drug Administration in the U.S. in April 2008. In November 2011, Pozen sold most of the future royalty and milestone payments covering Treximet® sales in the United States to CPPIB Credit Investments Inc. (“CPPIB”). On August 15, 2014 GSK received from Pozen and Pozen received from CPPIB consent  letters to sell the Treximet® rights to Pernix.

On August 20, 2014 the agreement was closed and Pernix acquired from GSK the rights, title and interest to the Treximet® assets in accordance with the asset purchase and sale agreement.

The accompanying statements present the revenues and certain direct expenses of the Treximet® product line in the United States and have been prepared for inclusion in Pernix’s filings with the Securities and Exchange Commission under Rule 3-05 of Regulation S-X.  It is impracticable to prepare complete financial statements related to the Treximet® product line as the product line was not a separate legal entity of GSK and was never operated as a stand-alone business, division or subsidiary. GSK has never prepared full stand-alone or full carve-out financial statements for the Treximet® product line, and has never maintained the distinct and separate accounts necessary to prepare such financial statements. Because GSK did not account for the Treximet® product line as a separate entity, these statements were derived from the operating activities directly attributed to the Treximet® product line from GSK’s books and records.  These resulting statements of revenues and certain direct expenses are measured in accordance with United States generally accepted accounting principles (US GAAP).  In addition, the information included in the accompanying statements contains allocations of field selling expense and internal research and development expense associated with the Treximet® product line on the basis of the time spent by field selling and research and development personnel on the Treximet® product line.   Although management is unable to determine all of the actual costs, expenses and resultant operating results associated with the Treximet® product line as a stand-alone, separate entity, the allocation described elsewhere in these statements is considered reasonable by management.  However, the direct expenses and revenues of the Treximet® product line may differ from the results that would have been achieved had the Treximet® product line operated as a separate entity. As described in more detail in Notes 2, the accompanying statements exclude certain of the costs borne by GSK to support the Treximet® product line.  As such, the accompanying statements are not indicative of the results of the Treximet® product line going forward due to the omission of various operating expenses that will be incurred to operate the Treximet® product line in the future and to the different expense structures and commercialization infrastructure related to the Treximet® product line maintained by GSK.

The Treximet® Product Line's financing needs were supported by GSK and cash generated by the Treximet® Product Line was transferred to GSK. As the Treximet® Product Line has historically been managed as part of the operations of GSK and has not operated as a stand-alone entity, it is impractical to prepare historical cash flow information regarding the Treximet® Product Line's operating, investing, and financing cash flows. As such, information on Cash Flows is not presented herein.

2.	Corporate Overhead and Accounting

GSK performs certain functions for the Treximet® product line including, but not limited to, corporate management, certain legal services, administration of insurance, regulatory, treasury, information systems, finance, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses.  The costs of these functions historically have not been allocated to its products, are not directly attributable or specifically identifiable to the Treximet® product line, and therefore, are not included in the accompanying statements.  Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically identifiable to the Treximet® product line.

The GSK transaction systems, including payroll, employee benefits, accounts receivable and accounts payable, which are used to record and account for cash transactions are not designed to identify asset and liability receipts and payments on a product specific basis.  Given these constraints, and that Pernix did not assume any liabilities arising prior to August 20, 2014, statements of financial position and cash flows for the Treximet® product line have not been prepared.

3.	Summary of Significant Accounting Policies

Revenue Recognition
GSK recognizes revenue for sales of the Treximet® product line when goods are supplied or made available to external customers against orders received, title and risk of loss is passed to the customer which occurs when the product is delivered to the customer, reliable estimates can be made of the net selling price and all relevant obligations have been fulfilled, such that the earnings process is regarded as being complete.

Gross-to-Net Sales Adjustments
The US market has complex arrangements for rebates, discounts and allowances.  The following briefly describes the nature of the arrangements included in the financial statements.

Market driven payers consist primarily of Managed Care and Medicare plans with which GSK negotiates contract pricing that is honored via rebates and chargebacks.  Certain payer contracts include terms requiring price predictability which may result in higher rebates due to price increases. Mandated payers consist primarily of Medicaid and Federal government programs which receive government mandated pricing via rebates and chargebacks.

Chargebacks
GSK has arrangements with certain indirect customers whereby the customer is able to buy products from wholesalers at reduced prices.  A chargeback represents the difference between the invoice price to the wholesaler and the indirect customer’s contractual discounted price.  Accruals for estimating chargebacks are calculated based on the terms of each agreement, historical experience and product growth rates.

Medicaid Rebates
GSK participates in state government-managed Medicaid programs as well as certain other qualifying federal and state government programs whereby rebates are provided to participating state and local government entities.  Rebates provided through these latter programs are included in the GSK Medicaid rebate accrual and are considered Medicaid rebates for the purposes of this discussion.  GSK accounts for Medicaid rebates by establishing an accrual in an amount equal to GSK’s estimate of Medicaid rebate claims attributable to a sale.  GSK determines its estimate of the Medicaid rebates accrual primarily based on historical experience regarding Medicaid rebates, as well as any anticipated expansion on a prospective basis of its participation in the nonmandatory aspects of the qualifying federal and state government programs, legal interpretations of the applicable laws related to the Medicaid and qualifying federal and state government programs, and any new information regarding changes in the Medicaid programs’ regulations and guidelines that would impact the amount of the rebates.  GSK considers outstanding Medicaid claims, Medicaid payments, forecasted sales, and levels of inventory in the distribution channel and adjusts the accrual periodically throughout each quarter to reflect actual experience.  There is a significant time lag between accrual and payments.

Cash Discounts
GSK offers cash discounts of 2% of the sales price as an incentive for prompt payment.  GSK accounts for cash discounts by establishing an accrual and recognizing a corresponding 2% reduction to gross trade sales in arriving at net sales equal.  GSK considers payment performance and adjusts the accrual to reflect actual experience.

Coupons
Coupon programs are offered to patients to help lower out-of-pocket costs for certain prescription medicines.  GSK records an adjustment to gross sales based on an estimate of the units to be redeemed at the coupon value.

Sales Returns
GSK accounts for sales returns by establishing an accrual and recognizing a corresponding reduction to gross trade sales in arriving at net sales in an amount equal to the GSK estimate of sales recorded for which the related products are expected to be returned.

GSK determines its estimate of the sales return accrual primarily based on historical experience regarding sales returns but also considers other factors that could impact sales returns.  These factors include levels of inventory in the distribution channel, estimated shelf life (which is 42 months for the Treximet® product line), product recalls, product discontinuances, price changes of competitive products, introductions of generic products and introductions of competitive new products.  GSK considers all of these factors and adjusts the accrual periodically throughout each quarter to reflect actual experience.

Cost of Goods Sold
The cost of goods sold includes the direct costs of manufacturing and production of Treximet®, including write-offs of product that is obsolete or otherwise disposed.  The cost of goods sold also included an allocation of overheads and production variances associated with the manufacturing and production of the Treximet® product line. Cost of goods sold for the period ending December 31, 2012 specifically includes equipment write-off of $3,631 related to changing the Treximet® package.

Cost of goods sold also includes royalty expense of 18% of net sales paid to CPPIB.  Expense was $16,545, $14,068, and $14,190 for the periods ending December 31, 2011, 2012 and 2013, respectively, and $7,099 and $5,462 for the periods ending June 30, 2013 and 2014, respectively.

Direct Expenses
Direct expenses primarily consist of selling, general and administrative expenses and research and development expenses.

Selling, general, and administrative expenditures are recognized in respect of goods and services received when supplied in accordance with contractual terms.  Provision is made when an obligation exists for a future liability in respect of a past event and where the amount of the obligation can be reliably estimated.  Advertising and promotion expenditure is charged to the income statement as incurred over the period of the corresponding activity.  Field selling expenses has been allocated for each of the periods, based on a ratio of time spent promoting the Treximet®  product line relative to the total time available for promotion of products within the specific field selling teams.  GSK eliminated all promotional efforts and field selling effort related to the Treximet® product line at the end of 2012.

Research and development expenditure is charged to the Statement of Revenues and Certain Direct Expenses in the period in which it is incurred.

Amortization Expense
An intangible asset was recorded when GSK purchased the rights to Treximet® from Pozen in June 2003.  This asset was being amortized over its useful life of 14 years up until May 13, 2014, the date on which the asset purchase and sale agreement was entered into between GSK and Pernix.  From this point forward, no amortization was recorded as the Treximet® intangible asset was considered held for sale under the applicable accounting guidance.

Use of Estimates
In normal practice, the preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain direct expenses and accompanying disclosures.  Some of the more significant estimates include product returns and rebate costs, and actual results could differ from those estimates.  Where possible, estimates have been updated to reflect actual results.

As discussed in Note 1, these statements are not necessarily indicative of the costs and expenses that would have resulted if the Treximet® product line had been operated as a separate entity.

Concentration of Credit Risk
Sales of the Treximet® are primarily made to three U.S. pharmaceutical wholesalers.  These three wholesalers accounted for approximately 95.1%, 96.8%, 97.0%, and 96.6% respectively, of the Treximet® product line’s total sales in 2011, 2012, 2013 and June YTD 2014.

4.	Subsequent Events

We have evaluated our activity after December 31, 2013 and through the date of issuance of the financial statements, September 19, 2014, and, except for the following, are not aware of any events that have occurred subsequent to December 31, 2013 that would require adjustments to or disclosures in the statements of revenues and certain direct expenses. On August 18, 2014 GSK received a Written Request from the U.S. Food & Drug Administration (“the FDA”) pursuant to Section 505A of the Federal Food, Drug, and Cosmetic Act (the Act), to submit study data on sumatriptan and naproxen for indication in adolescents 12-17 years of age with a history of migraine headaches.  This request from the FDA triggers payment of the $17 million holdback amount from Pernix to GSK, subject to certain reductions until resolution of product supply issues encountered by GSK beginning July 2014.